Exhibit 10.39

MASCOMA CORPORATION

November 4, 2011

Bruce A. Jamerson

c/o Mascoma Corporation

67 Etna Road, Suite 300

Lebanon, NH 03766

Dear Bruce,

The purpose of this letter agreement (this “Letter Agreement”) is to confirm our understanding with respect to your continued service to Mascoma Corporation (the “Company”) following the expiration of that certain Transition and Special Consulting Agreement, dated as of August 17, 2009, by and between you and the Company (the “Transition Agreement”) on August 19, 2011 (the “Transition Agreement Expiration Date”).

1. Transition Agreement. You acknowledge and agree that the Transition Agreement expired by its terms on the Transition Agreement Expiration Date, and that you have received in full all payments, benefits and compensation to which you are entitled under the terms of the Transition Agreement.

2. Outstanding Stock Options. Any stock options that you held and that were vested and exercisable as of the Transition Agreement Expiration Date shall remain outstanding until the earlier of (a) the date that is three months following the termination of your engagement as a director of the Company for any reason and (b) the date such options would otherwise expire in accordance with their terms. Any stock options or other equity awards granted to you following the date of this Letter Agreement shall be subject to the terms and conditions as set forth in the applicable documentation relating to any such awards.

3. Miscellaneous. This is a Massachusetts agreement and shall be construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to principles of conflict of laws of such Commonwealth. This Letter Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties concerning such subject matter, except that the Confidentiality and Developments Agreement between you and the Company dated as of March 2007 (and as subsequently amended by the Transition Agreement) shall remain in full force and effect in accordance with its terms. This letter may be executed in counterparts and may be amended only by a written instrument executed by you and the Company.

Bruce A. Jamerson

November 4, 2011

Please acknowledge your agreement to the foregoing by executing this Letter Agreement where indicated below and returning it to the Company no later than November 14, 2011.

Sincerely,

MASCOMA CORPORATION

By:	James Matheson
Name:	Chairman
Title:	Governance and Nominating Comm.

CONFIRMED AND AGREED

/s/ Bruce A. Jamerson
Bruce A. Jamerson

November 14, 2011